First Connecticut Bancorp, Inc. Stockholders Approve Acquisition by People's United Financial, Inc.
FARMINGTON, CT – September 26, 2018 – Stockholders of First Connecticut Bancorp, Inc. ("First Connecticut") (NASDAQ:FBNK) approved the proposed merger of First Connecticut and People's United Financial, Inc. ("People's United") (NASDAQ:PBCT) pursuant to the previously disclosed Agreement and Plan of Merger, dated as of June 18, 2018 (the "Merger Agreement") at First Connecticut's special meeting of stockholders held on September 25, 2018.
Subject to the terms of the Merger Agreement, First Connecticut will merge with and into People's United, with People's United surviving the merger, and Farmington Bank will merge with and into People's United Bank, National Association.  Under the terms of the Merger Agreement, at the effective time of the merger, each outstanding share of First Connecticut common stock, par value $0.01 per share ("First Connecticut Common Stock") held immediately prior to the effective time of the merger, except for specified shares of First Connecticut Common Stock owned by First Connecticut or People's United (which will be cancelled), will be converted into the right to receive 1.725 shares of People's United common stock, par value $0.01 per share.
First Connecticut stockholders also approved an advisory proposal regarding the compensation that may be paid or become payable to certain First Connecticut executive officers in connection with the merger.
Following the special meeting of First Connecticut stockholders, John J. Patrick, Jr., Chairman of the Board, President and Chief Executive Officer of First Connecticut, said "We are very grateful to our stockholders for their overwhelming support of this transaction.  With today's vote, we move one step closer to completing the transaction with People's United, to the benefit of our stockholders, employees, customers, and the communities we serve."
First Connecticut also announced the receipt by First Connecticut and People's United of all required regulatory approvals to move forward with the merger of First Connecticut with and into People's United.  The merger remains subject to customary closing conditions and is expected to close on October 1, 2018.
About First Connecticut Bancorp, Inc.
First Connecticut Bancorp, Inc. (NASDAQ: FBNK) is a Maryland-chartered stock holding company that wholly owns Farmington Bank. Farmington Bank is a full-service, community bank with 25 branch locations throughout central Connecticut and western Massachusetts, offering commercial and residential lending as well as wealth management services. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. For more information regarding the Bank's products and services and for First Connecticut Bancorp, Inc. investor relations information, please visit www.farmingtonbankct.com.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "plan," "predict," "project," "forecast," "guidance," "goal," "objective," "prospects," "possible" or "potential," by future conditional verbs such as "assume," "will," "would," "should," "could" or "may", or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time, are difficult to predict and are generally beyond the control of either company. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections. In addition to factors previously disclosed in People's United's and First Connecticut's reports filed with the Securities and Exchange Commission and those that may be identified elsewhere in this document, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger on the expected terms and schedule, and including the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the merger; difficulties and delays in integrating the First Connecticut business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of People's United's products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the impact, extent and timing of technological changes; capital management activities; litigation; increased capital requirements, other regulatory requirements or enhanced regulatory supervision; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.